UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2018 (December 4, 2018)

Federal Home Loan Bank of Cincinnati

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51399	31-6000228
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Atrium Two, P.O. Box 598, Cincinnati, Ohio		45201-0598
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	513-852-7500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Federal Home Loan Bank of Cincinnati (the "FHLB") obtains most of its funds from the sale of debt securities, known as Consolidated Obligations, in the capital markets. Consolidated Obligations, which consist of Consolidated Bonds ("Bonds" on Schedule A) and Consolidated Discount Notes, are by regulation of the Federal Housing Finance Agency the joint and several obligations of the 11 Federal Home Loan Banks. Consolidated Obligations are sold to the public through the Office of Finance, a joint office of the Federal Home Loan Banks, using authorized securities dealers. Consolidated Obligations are backed only by the financial resources of the 11 Federal Home Loan Banks and are not guaranteed by the United States government.

Schedule A sets forth all Consolidated Bonds committed to be issued by the Federal Home Loan Banks for which the FHLB is the primary obligor, on the trade dates indicated. Schedule A also includes Consolidated Bonds with a remaining maturity in excess of one year, if any, for which we have assumed the primary repayment obligation from another Federal Home Loan Bank since our last Current Report under this Item 2.03. Because of their short-term maximum maturities of 360 days, Consolidated Discount Notes issued in the ordinary course of business are not included on Schedule A.

We may elect to change our method of reporting information on the issuance or assumption of Consolidated Obligations at any time. In reviewing the information in this Current Report, please note:

•

although Consolidated Obligations issuance is material to the FHLB, we have not made a judgment as to the materiality of any particular Consolidated Obligation or Obligations;

•

Schedule A does not address any interest-rate exchange agreements (or other derivative instruments) into which we may enter or have entered as a result of our asset and liability management strategies and that may be associated, directly or indirectly, with one or more of the reported Consolidated Bonds;

•

Schedule A will not enable a reader to track changes in the total Consolidated Bonds outstanding for which we are the primary obligor because Schedule A does not reflect whether the proceeds from the issuance of the reported Consolidated Bonds will be used to, among other things, satisfy called or maturing Consolidated Obligations. We will report the total Consolidated Obligations outstanding for which we are the primary obligor in our periodic reports filed with the Securities and Exchange Commission;

•

the principal amounts reported on Schedule A represent the principal amount of the reported Consolidated Bonds at par, which may not correspond to the amounts reported in our financial statements prepared in accordance with generally accepted accounting principles contained in our periodic reports filed with the Securities and Exchange Commission, because the paramount does not account for, among other things, any discounts, premiums or concessions; and

•

Schedule A does not describe types and styles of Consolidated Bonds that are not issued on behalf of, or assumed by, the FHLB as primary obligor, but that may be issued on behalf of other Federal Home Loan Banks as primary obligors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2018, the Federal Housing Finance Agency informed the FHLB of its non-objection to the 2019 Incentive Compensation Plan (“Plan”) that was approved by the FHLB’s Board of Directors on November 15, 2018.

As in past years, the Plan is a cash-based incentive award that is divided into two equal parts: (1) a current incentive award, and (2) a three-year deferred incentive award.  The design and goals of the 2019 current incentive award are unchanged from the 2018 plan, although the performance metrics have been adjusted. For the deferred component, which represents the deferred portion of the 2018 incentive award, there is a new safety and soundness metric tied to the FHLB’s market capitalization ratio defined as the market value of total capital dividend by the par value of capital stock. As detailed in the Plan, the market capitalization ratio will be measured as the simple average at 36 month ends in the three-year performance period using the base-case interest rate and business environment at each month end. The metric will be the same as reported to internal management committees and the Board. If the FHLB operated in a safe and sound manner according to this metric during the 2019-2021 performance period, the final value will be 100 percent of the deferred award plus interest based on the annual interest rates applicable to the FHLB’s qualified defined benefit plan.  In addition, the definition of retirement changed from prior plans to allow long service employees who retire prior to age 62 to earn an incentive award if age plus years of service equal 70.   For additional information regarding the FHLB compensation programs for employees, including the named executive officers, see the FHLB’s Annual Report on Form 10-K for the year ended December 31, 2017 that was filed with the Securities and Exchange Commission on March 15, 2018.

Item 9.01 Financial Statements and Exhibits.

99.1 -- Schedule A

Exhibit Index

Exhibit No.	Description

99.1	Schedule A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Cincinnati

December 11, 2018	By:	/s/ Bridget C. Hoffman

Name: Bridget C. Hoffman
Title: SVP, General Counsel